Exhibit 99.1

Media Release
For Immediate Release: June 29, 2020

Capital One Announces Stress Test Results

MCLEAN, Va. (June 29, 2020) Capital One Financial Corporation (NYSE: COF) today announced the company’s Stress Capital Buffer Requirement, as calculated by the Federal Reserve 2020 Comprehensive Capital Analysis and Review process (“CCAR”), is 5.6 percent, effective October 1st, 2020.

Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2019.

About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $269.7 billion in deposits and $396.9 billion in total assets as of March 31, 2020. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Visit Capital One About for more Capital One news.

Contacts:
Investor Relations - Danielle Dietz / Danielle.Dietz@capitalone.com
Media - Sie Soheili /Sie.Soheili@capitalone.com; Tatiana Stead / Tatiana.Stead@capitalone.com